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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-8 No. 333-63124)—Helmerich & Payne, Inc. 2000 Stock Incentive Plan,

  (2)
  Registration Statement (Form S-8 No. 333-137144)—Helmerich & Payne, Inc. 2005 Long-Term Incentive Plan,

  (3)
  Registration Statement (Form S-8 No. 333-176911)—Helmerich & Payne, Inc. 2010 Long-Term Incentive Plan,

  (4)
  Registration Statement (Form S-4 No. 333-205219)—Helmerich & Payne International Drilling Co. Exchange Offer ($500,000,000 aggregate principal amount of 4.65% Senior Notes due 2025);

of our reports dated November 25, 2015, with respect to the consolidated financial statements of Helmerich & Payne, Inc. and the effectiveness of internal control over financial reporting of Helmerich & Payne, Inc. included in this Annual Report (Form 10-K) of Helmerich & Payne, Inc. for the year ended September 30, 2015.

/s/ Ernst & Young LLP

Tulsa, Oklahoma
November 25, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm